Exhibit 2.9

Execution version

21 December 2018

FREEPORT-MCMORAN INC.

and

INTERNATIONAL SUPPORT LLC

and

PT FREEPORT INDONESIA

and

PT INDONESIA PAPUA METAL DAN MINERAL

and

PT INDONESIA ASAHAN ALUMINIUM (PERSERO)

SUPPLEMENTAL AND AMENDMENT

AGREEMENT TO THE PTFI DIVESTMENT

AGREEMENT

Agreement dated 21 December 2018

Parties

(1)	FREEPORT-MCMORAN INC., a corporation established under the laws of Delaware, United States of America, with its principal place of business at 333 North Central Avenue, Phoenix, Arizona;

(2)

INTERNATIONAL SUPPORT LLC, a limited liability company established under the laws of Delaware, United States of America, with its principal place of business at 333 North Central Avenue, Phoenix, Arizona;

(3)

PT FREEPORT INDONESIA, a limited liability company established under the laws of the Republic of Indonesia whose registered office is at Plaza 89 Lt. 5, Jl. H.R. Rasuna Said Kav. X-7 No. 6, Jakarta 12940, Indonesia;

(4)

PT INDONESIA PAPUA METAL DAN MINERAL (formerly “PT Indocopper Investama”), a limited liability company established under the laws of the Republic of Indonesia with its domicile at Plaza 89 Lt. 5, Jl. H.R. Rasuna Said Kav. X-7 No. 6, Jakarta 12940, Indonesia; and

(5)

PT INDONESIA ASAHAN ALUMINIUM (PERSERO), a limited liability company established under the laws of the Republic of Indonesia whose registered office is at The Energy Building, 19th Floor, SCBD—Lot 11A, Jl. Jend. Sudirman Kav 52-53, Jakarta 12190, Republic of Indonesia.

It is Agreed:

Recitals

(A)	The Parties entered into an agreement dated 27 September 2018 (PTFI Divestment Agreement).

(B)	The Parties wish to agree the Closing Date and the manner in which certain Conditions Precedent are to be satisfied or waived.

(C)	The Parties wish to supplement and amend the terms of the PTFI Divestment Agreement on the terms set out in this Agreement.

1.	Interpretation

Unless a contrary intention otherwise requires, capitalised terms shall have the meaning given to them in the PTFI Divestment Agreement.

2.	Amendment of the definition of Closing Date

With effect from (and including) the date of this Agreement, the PTFI Divestment Agreement shall be amended by the deletion of the whole of the definition of “Closing Date” and the insertion of the following definition in substitution:

“Closing Date means 21 December 2018, at a time and place to be agreed by the Parties, or on such other date agreed in writing between the Parties;”

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3.	Amendment of certain Conditions Precedent

(a)	Paragraph 1.3 of Schedule 3 of the PTFI Divestment Agreement is hereby amended and restated in its entirety to read as follows:

“The IUPK shall be in a form acceptable to the Parties, subject to issuance on the Closing Date (Agreed Form IUPK).”

(b)	Paragraph 1.10 of Schedule 3 of the PTFI Divestment Agreement is hereby amended and restated in its entirety to read as follows:

“The satisfaction or waiver (if applicable) of the conditions precedent to closing in accordance with the terms of the PTRTI Buyout Agreement (other than the condition precedent set forth in clause 3.1(f) of the PTRTI Buyout Agreement).”

(c)	Paragraph 1.11 of Schedule 3 of the PTFI Divestment Agreement is hereby amended and restated in its entirety to read as follows:

“The Agreed Form IUPK shall provide for the termination of the Contract of Work upon the issuance of the IUPK.”

(d)	Paragraph 2 of Schedule 10 is hereby amended and restated in its entirety to read as follows:

“Ministry of Law and Human Rights is ready, willing and able to approve an increase in authorized capital of PTFI at the Closing.”

(e)	Paragraph 3(d) of Schedule 10 is hereby amended and restated in its entirety to read as follows:

“the change to the board of directors and board of commissioners of PTFI as contemplated under this Agreement and the Shareholders Agreement, or that MEMR is ready, willing and able to provide such approval at or prior to Closing;”

4.	Waiver of certain Conditions Precedent

4.1	The Parties waive the Condition Precedent set out at paragraph 1.4 of Schedule 3 of the PTFI Divestment Agreement only to the extent it relates to the following:

“Issuance of other decrees or letters necessary for the operation, including approvals for the Board of Directors of PTFI and Board of Commissioners of PTFI composition, Feasibility Study to 2041, Post-mining Plan to 2041, to continue use US$ and English in bookkeeping, to continue collect VAT from subcontractor (WAPU), and new smelter incentives.”

4.2	The Parties waive the Conditions Precedent set out at paragraph 1.14(b) of Schedule 3 of the PTFI Divestment Agreement.

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5.	Satisfaction or waiver of Conditions Precedent

The Parties agree and acknowledge that all of the Conditions Precedent (as amended by the terms of this Agreement, if applicable) have been satisfied or waived on or before execution of this Agreement.

6.	Closing

At Closing, the Parties acknowledge and agree that:

(a)	the documents referred to in Part C of Schedule 2 of the PTFI Divestment Agreement and section 2.03(a)(iii)(F) of the PTFI Subscription Agreement will be executed and delivered immediately after:

(i)	the PTII Price is paid in accordance with paragraph (a) of Part B of Schedule 2 of the PTFI Divestment Agreement;

(ii)	the Subscription Price (Inalum) is paid in accordance with section 2.03(a)(i) of the PTFI Subscription Agreement; and

(iii)	the Subscription Price (PTII) is paid in accordance with section 2.03(a)(ii) of the PTFI Subscription Agreement;

(b)

immediately after the documents referred to in clause 6(a) of this Agreement are executed and delivered in accordance with clause 6(a) of this Agreement, Inalum will use reasonable endeavours to ensure that the Ministry of Law and Human Rights issues an approval and/or receipt of notification in respect of the following:

(i)	the changes in share ownership of PTII and PTFI; and

(ii)	the increase of PTFI’s authorised capital,

(MOLHR Approvals);

(c)	upon the MOLHR Approvals being obtained, the Agreed Form IUPK shall be promptly issued; and

(d)	upon the issuance of the Agreed Form IUPK and the termination of the Contract of Work:

(i)	Inalum will provide confirmation to the parties to the PTRTI Buyout Agreement that the IUPK has been issued and the Contract of Work has been terminated; and

(ii)

irrespective of whether Inalum provides such confirmation, the parties to the PTRTI Buyout Agreement will satisfy their obligations under the PTRTI Buyout Agreement in respect of the transfer of shares in PTRTI, after which Closing will be deemed to have occurred (and if the Closing does not occur, the Parties agree to unwind the transactions contemplated by the PTFI Divestment Agreement and PTFI Subscription

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Agreement,	including the payment of funds, issuance of shares, and the transfer of PTII Shares, as promptly as practicable).

7.	Certain other amendments

With effect from (and including) the date of this Agreement, the PTFI Divestment Agreement shall be amended:

(a)	by the deletion of the whole of recital (B)(b)(i) of the PTFI Divestment Agreement and the insertion of the following recital in substitution:

“PTFI will issue to Inalum, and Inalum will subscribe for, ordinary shares in PTFI representing in aggregate 20.618% of the outstanding ordinary shares in PTFI immediately following the Closing (the PTFI Shares (Inalum)); and”

(b)	by the deletion of the whole of recital (B)(b)(ii) of the PTFI Divestment Agreement and the insertion of the following recital in substitution:

“PTFI will issue to PTII, and PTII will subscribe for, ordinary shares in PTFI representing in aggregate 19.382% of the outstanding ordinary shares in PTFI immediately following the Closing (the PTFI Shares (PTII)),”

(c)	by the deletion of the whole of clause 11.4 of the PTFI Divestment Agreement and the insertion of the following clause in substitution:

“The PTII Sellers’ liability in relation to a Claim of Losses suffered in respect of PTFI is limited to an amount calculated by multiplying the amount of such Loss of PTFI by (i) if the relevant Loss is finally incurred by PTFI prior to the end of the Initial Period (as defined in the Shareholders Agreement), 9.363% and (ii) if the relevant Loss is finally incurred by PTFI following the end of the Initial Period (as defined in the Shareholders Agreement), 5.618%.”

(d)	by the deletion of the whole of paragraph (e)(i) of Part A of Schedule 2 of the PTFI Divestment Agreement and the insertion of the following paragraph in substitution:

“following receipt by the PTII Sellers of the PTII Price in accordance with Part B of this Schedule 2, the share certificates relating to all the PTII Shares it is transferring to Inalum, in the name of Inalum;”

(e)	by the insertion of the following paragraph as new paragraph (h) of Part A of Schedule 2 of the PTFI Divestment Agreement:

“a copy (certified by a duly appointed officer as true and correct) of a resolution of the board of directors of PTII acknowledging and confirming that PTII never issued share certificates to the PTII Sellers in respect of the PTII Shares.”

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(f)	by the deletion of the whole of paragraph 21.1 of Part D of Schedule 4 of the PTFI Divestment Agreement and the insertion of the following paragraph in substitution:

“The PTFI Shares (Inalum) constitute 20.618% of the outstanding Ordinary Shares immediately following Closing.”

(g)	by the deletion of the whole of paragraph 21.2 of Part D of Schedule 4 of the PTFI Divestment Agreement and the insertion of the following paragraph in substitution:

“The PTFI Shares (PTII) constitute 19.382% of the outstanding Ordinary Shares immediately following Closing.”

(h)	by the deletion of the whole of paragraph 15 of Schedule 5 of the PTFI Divestment Agreement and the insertion of the following paragraph in substitution:

“FCX Percentage Share. The PTII Sellers’ liability in relation to a Claim of Losses suffered in respect of PTFI (including a PTII Sellers’ Warranty Claim) is limited to an amount calculated by multiplying the amount of such Loss of PTFI by (i) if the relevant Loss is finally incurred by PTFI prior to the end of the Initial Period (as defined in the Shareholders Agreement), 9.363% and (ii) if the relevant Loss is finally incurred by PTFI following the end of the Initial Period (as defined in the Shareholders Agreement), 5.618%.”

(i)	by the deletion of the definition of “PTFI Board Resolutions” from Schedule 15 of the PTFI Divestment Agreement and the insertion of the following definition in substitution:

“PTFI Board Resolutions means resolutions of the Board of Directors of PTFI:

(a)

if the Parties have agreed on or before the Closing Date, establishing the sub-committees of the Board of Directors of PTFI, appointing their members and setting out their roles and responsibilities as required pursuant to the agreed governance structure set forth in the Shareholders Agreement;

(b)	adopting and approving the LTIP as the long term investment plan of PTFI; and

(c)	approving the acquisition of the PTRTI Shares;”

8.	Provisions of the PTFI Divestment Agreement

8.1

Clauses 9 (Termination), 32 (Confidentiality), 33 (Assignment), 34 (Notices), 35 (Conflict with other Agreements), 36 (Whole Agreement), 37 (Waivers, Rights and Remedies), 38 (Counterparts), 39 (Variations), 40 (No Merger), 42 (Relationship of Parties), 43 (Invalidity), 44 (No Third Party Enforcement Rights), 45 (Sovereign Immunity), 46 (Governing Law and Jurisdiction) and

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47 (Governing Language) of the PTFI Divestment Agreement and paragraph 2 of Schedule 15 (Definitions and Interpretation) to the PTFI Divestment Agreement are incorporated into this Agreement as if set out in full with all necessary changes made.

8.2

Each Party acknowledges and agrees that, except as supplemented and amended by this Agreement, the PTFI Divestment Agreement remains in full force and effect and has not been otherwise supplemented, waived, modified or amended.

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SIGNATURE

This Agreement is signed by duly authorised representatives of the Parties:

SIGNED	)
for and on behalf of	)
FREEPORT-MCMORAN INC.	)

	SIGNATURE:	/s/ Kathleen Quirk
	NAME:	Kathleen Quirk

SIGNED	)
for and on behalf of	)
INTERNATIONAL SUPPORT LLC	)

	SIGNATURE:	/s/ Dean Falgoust
	NAME:	Dean Falgoust

SIGNED	)
for and on behalf of	)
PT FREEPORT INDONESIA	)

	SIGNATURE:	/s/ Robert Schroeder
	NAME:	Robert Schroeder

	SIGNATURE:	/s/ Clayton Allen Wenas
	NAME:	Clayton Allen Wenas

[Signature page to the Supplemental and Amendment Agreement to the PTFI Divestment Agreement]

SIGNED	)
for and on behalf of	)
PT INDONESIA PAPUA METAL	)
DAN MINERAL	)

	SIGNATURE:	/s/ Asiroha Situmorang
	NAME:	Asiroha Situmorang

SIGNATURE:

NAME:

SIGNED	)
for and on behalf of	)
PT INDONESIA ASAHAN	)
ALUMINIUM (PERSERO)	)

	SIGNATURE:	/s/ Budi G. Sadikin
	NAME:	Budi G Sadikin

[Signature page to the Supplemental and Amendment Agreement to the PTFI Divestment Agreement]